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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2002

AVI BioPharma, Inc.
(Exact name of registrant as specified in its charter)

Oregon	0-22613	93-0797222
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

One S.W. Columbia, Suite 1105
Portland, OR 97258
(Address of principal executive offices)

(503) 227-0554
Registrant's telephone number, including area code

Item 5. Other Events.

        AVI BioPharma, Inc. (the "Company") issued a press release on March 12, 2002, before the start of trading in its Common Stock on the Nasdaq National Market System, announcing the fourth quarter 2001 and full calendar year 2001 financial results for the Company, a copy of which is attached as Exhibit 99.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

        None

SIGNATURES

        Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portland, State of Oregon, on March 12, 2002.

AVI BioPharma, Inc.
By:	/s/ ALAN P. TIMMINS Alan P. Timmins President and Chief Operating Officer (Principal Operating Officer)

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Item 5. Other Events.
Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.